EXHIBIT 24.1

                                                                   POWER OF
ATTORNEY

		KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes and appoints Christa A. D'Alimonte to be his or her true and lawful attorney-in-fact and agent to execute and file for and on behalf of the undersigned (i) any reports on Forms 3, 4, 5 and, if applicable, 144 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of ViacomCBS Inc. (the "Company") that the undersigned may be required to file with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder and/or Rule 144 under the Securities Act of 1933, and (ii) as necessary, any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically.

		The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and/or Rule 144 under the
Securities Act of 1933.

		This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and, if applicable, 144 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney also serves to revoke and replace as of the date hereof, any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the
Company.

           	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of December, 2019.

								/s/ Richard M. Jones																						Name:	Richard M. Jones